Form C

Cover Page

Name of issuer:

Tyme Commerce, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 12/27/2017

Physical address of issuer:

2625 Middlefield Road, #414
Palo Alto CA 94306

Website of issuer:

http://gotyme.us

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

125,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $125,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$125,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

2/15/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($4,793.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Tyme Commerce, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Bobby Marhamat	Chief Revenue Officer	Highfive Technologies, Inc.	2017
Marius Domokos	Attorney	Wilson Sonsini Goodrich & Rosati	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Bobby Marhamat	CEO	2017
Bobby Marhamat	Director	2017
Marius Domokos	President	2017
Marius Domokos	Secretary	2017
Marius Domokos	Director	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Bobby Marhamat	5000000.0 Common Stock	50.0
Marius Domokos	5000000.0 Common Stock	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Company's is early stage, and cannot guarantee its future success. The current business model is not proven and the Company has not had any revenue yet. The Company will incur various costs as it develops its technology and positions itself for operations. As a result, the Company's business model is due to change and adapt according to market conditions, product market fit and finding a successful sales and revenue model.

The Company's business model depends on a number of factors. There is no assurance that the Company's business model will be successful or that the Company will generate any particular level of revenues. The Company may be forced to change or abandon the Company's business model in order to find a product market fit and valuable revenue stream for its products and services.

In order to respond to market changes, the Company's management may from time to time make changes to the business of the Company. There are certain risks associated with such changes. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on the Company's business, results of operations and financial condition.

The Company's ability to increase the Company's user base and revenues will depend heavily on the Company's ability to innovate and to create successful new products and services. If products or services the Company introduces fail to engage users, the Company may fail to attract or retain new users and may not be able to generate additional revenue and the Company's business may be materially and adversely affected as a result.

The Company will have to adhere to complex laws and local regulations regarding operations, employing and hiring. It must also adhere to all international trade and tax requirements as a result.

If adequate funds are not available or not available on acceptable terms, the Company may not be able to fund its expansion, promote its brand names as the Company desires, take advantage of unanticipated acquisition opportunities, develop or enhance services or respond to competitive pressures. Any such inability would have a material adverse effect on the Company's business, results of operations, financial condition and prospects.

Investors will not see a return on the Company until acquired, IPO, or becomes profitable to start paying dividends to shareholders. None of those events are guaranteed to happen. Also, dividends will only be paid if and when declared by the Board.

Blockchain technology is still in its infancy and has not been proven in a large scale consumer space. A significant proportion of the Company's business model relies on factors in the blockchain space outside its control, including the following:

Growing amount of users using blockchain technology,
New and improved uses of blockchain technology to solve consumer problems,
Public perception of blockchain technology,
Unknown and future regulatory laws and restrictions surrounding blockchain technology.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Marius Domokos is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

We operate in competitive markets and our future success will be largely dependent on our ability to provide quality products and services at competitive prices. We face competition from other industry players who may be larger, better established in the market, and have more resources.

The company has not yet authorized the preferred stock that investors in this SAFE may receive upon conversion.

We are in the process of applying for a patent. That patent application may not be accepted, and even if it is, our intellectual property may be compromised. We make a significant effort to protect our intellectual property rights. Even with our efforts to protect our rights, there is a possibility that parties lacking authorization will attempt to copy our intellectual property and use our business secrets. If that should happen, our business could be harmed. In addition, we may be forced into litigation, which often is expensive and time-consuming, and the outcome of such litigation could have a negative impact on our competitive position.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$125,000**

Use of Proceeds: *Develop technology (70%)

*Hire basic staff (emphasis on Sales and Business Development) (25%)

*Wefunder Fee (5%)

If we raise:	**$1,070,000**
Use of Proceeds:	*Accelerate technology development (25%) *Scale staff hiring (with emphasis on Sales, Business Development and Engineering) (50%) *Accelerate merchant penetration (20%) *Wefunder Fee (5%)

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.

The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discounted price (85%) , or
- (ii) if the valuation for the company is more than **$6 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $150,000 of the securities, investors will receive a valuation cap of $5,000,000 and a discount rate of 85%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured using all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, and also not including any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted at the time they receive **Preferred Stock** to a value below the price per share paid by the Investor now. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights to the extent applicable under the Company's certificate of incorporation.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	15,000,000	10,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	None
Options:	2,000,000

Describe any other rights:

The Company has authorized 15,000,000 Common shares with no special preferred voting rights. 10,000,000 shares are held by the founders; the Company has reserved the remaining 5,000,000 shares to establish an employee Stock Option program (2,000,000 shares) and for other Company-related purposes (the remaining 3,000,000 shares). The Company has not granted any Preferred Stock, and there are no warrants, options or promissory notes outstanding.

Investors in this SAFE will, upon conversion, receive Preferred Stock. Preferred stock does not have voting rights but has liquidation preferences over common stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

The Company may also issue additional Preferred Stock in the future with a liquidation preference and other rights that are equal or superior to those of the Investor, in which case the Investor's interests in the Company may be directly or indirectly impacted negatively.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby. The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when the Company engages in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for the Company's securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by the Company's **board of directors**. Among the factors the board of directors may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies believed to be comparable to the Company, estimates of the Company's business potential, the present state of the Company's development and other factors deemed relevant. In the future, we will perform valuations of the Company's **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which the Company sells other securities in light of the relative rights, preferences and privileges of those securities;
- the Company's results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- the Company's stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of the Company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

The Company will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, the Company may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by the Company that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The founders of the Company have advanced certain funds on behalf to the Company, including to develop a Company product prototype, file a patent application, pay incorporation fees, and to cover other similar expenses. The Company may repay such funds to the founders in the future with no interest. The total amounts advanced by the founders on behalf of the Company until now is less than $5,000 each.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Bobby Marhamat and Marius Domokos, Directors and founders of the Company, have advanced almost $5,000 on behalf of the Company to cover certain expenses of the Company. These funds may be reimbursed by the Company in the future or may remain as an investment in the Company by the founders.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Tyme is being designed to be the modern Operating System for Brick & Mortar merchants. Consumers would have a sophisticated, simple way to transact with the merchants they love. Merchants would be able to create personalized experiences automatically by tying in the likes & dislikes of their guests. If fully deployed, the Tyme platform would leverage a Blockchain layer to provide a highly customized, frictionless and infrastructure-light architecture promoting loyalty across brands & their consumers.

Tyme aspires to become the Amazon of Brick & Mortar Commerce; enable physical merchants to win against online Commerce while becoming the natural go-to transaction vehicle for consumers; decrease reliance on online shopping, decrease the environmental impact of Commerce, and help local communities thrive by bringing back local shopping.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Tyme Commerce, Inc. was incorporated in the State of Delaware in December 2017.
Since then, we have:

- Though not *necessarily* a predictor of the success of Tyme, the founders previously grew a POS business to over $50million + in ARR within three years at Revel Systems

- Comprehensive patent application filed by the founders for aspects of the Tyme platform and currently pending (to be owned by Tyme Commerce, Inc.)

- The Tyme platform is intended to leverage an advanced Omnichannel architecture with crypto-tokenization of loyalty

- Founders have strong understanding of the commerce industry and could effectively leverage partnerships across the Omnichannel spectrum to drive penetration in SMBs and Enterprises

Historical Results of Operations

Our company was organized in December 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended June 30, 2018, the Company had revenues of $0.

- *Assets.* As of June 30, 2018, the Company had total assets of $0, including $0 in cash.

- *Net Loss.* The Company has had net losses of $4,793 for the period ending June 30, 2018.

- *Liabilities.* The Company's liabilties totaled $0 for the period ending June 30, 2018.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Tyme Commerce, inc. cash in hand is $10,000, as of August 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 22 months, based on the business modeling that we've done and our underlying assumptions about the business.

Our current expenses have only been for startup costs needed components to start the business. To date the founder has funded the operations of the company.

We expect our expenses to increase in the next 3 - 6 months as we go into market and hire a sales team. Our expected expenses over the next six months are about $87,500. We plan to launch our VIP in 3 months, which we hope (although cannot guarantee) will start generating immediate revenue. We expect our burn rate to be at around $6,000 per month over the course of the next six months.

We made our assumptions around profitability based on modeling we have done and our historical knowledge. We plan to raise funds from institutional investors or we may conduct an Initial Coin Offering if we determine that we can do so within the guidelines of the SEC and in compliance with other applicable laws and regulations. In lieu of a successful raise, we'll rely on institutional investors or other angel investors in our network. The total cost to reach out next phase of growth is projected to be about $300k.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://gotyme.us/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Bobby Marhamat
- Marius Domokos

Appendix E: Supporting Documents

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.



INVEST IN TYME COMMERCE, INC.

maximum target met

$0
raised of $0 maximum target from 0 investors

The Next Evolution of Point-of-Sale -- Personalized, Intuitive, Self-Service

Tyme is the modern operating system for brick & mortar merchants. We give consumers a sophisticated, simple way to transact with the merchants they love, while merchants are able to create personalized experiences automatically by tying in the likes & dislikes of their guests. Our intuitive platform will leverage a Blockchain layer to provide a highly customized, frictionless, and infrastructure-light architecture that promotes loyalty across brands & their guests.



Bobby Marhamat
Co-Founder & CEO
Business creator & scaler. Created, grew, and advised 25+ Startups to Scalability & Exit

Why you may want to invest

1. We strive to become the Amazon.com of Brick & Mortar Commerce (a leader in Payments and Loyalty)
2. Though not necessarily a predictor of the success of Tyme, the founders previously grew a POS business to $35 million + in ARR within three years
3. We are building an advanced Omnichannel architecture with crypto-tokenization of loyalty to streamline loyalty across brick & mortar merchants
4. The founders have a strong understanding of the commerce industry and can effectively leverage partnerships across the Omnichannel spectrum to drive penetration in SMBs and Enterprises quickly
5. Based on survey results, 56% of merchants know they need better technology to refocus on the customer experience.
6. Local Commerce needs help to compete against Online Commerce. Local merchants generally do not have the resources to build sophisticated Omnichannel platforms, and even large Enterprise chains cannot feasibly invest in technology to effectively compete against E-Commerce leaders like Amazon. We believe that Tyme could provide to local merchants a powerful and scalable technology platform uniquely positioned to enable these Brick & Mortar businesses to effectively compete against Online Commerce. To achieve this, our technology platform would combine an omnichannel layer, a data management and analytics layer, Artificial Intelligence (AI) to leverage Commerce Data analytics in real time, an API layer, and a blockchain layer to tokenize Loyalty.
7. We believe that Data Analytics should drive Commerce by customizing the shopping experience for both consumers and merchants in real time, and we envision that Tyme Commerce would become a data company in the long term. If fully deployed, the Type Commerce platform would aggregate a unique set of Commerce Data that would empower consumers to dynamically control their local shopping process and transact on their own terms, while also enabling local merchants to provide customized shopping experiences for their consumers, protect their branding, and increase their profits. Ultimately, if we can use Commerce Data to help local economies, Tyme Commerce will achieve our vision and will thrive in the process.

$ 100 min

REMIND ME (26)

What you are investing in

Future Equity (Wefunder SAFE)

~~$6M~~ **$5M** valuation cap

First $150K investors of this fundraise will invest in a SAFE with a $5M valuation cap and 15% discount.

15.0% discount
$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $5M in the future.

Earning a return
Learn more about SAFEs

Investor perks

$500+
Free Tyme T-shirt and Thank You Note

$1,000+
VIP Dinner with First Initial Tyme Merchants + Previous Perks

$5,000+
Framed Stock Certificate of Your Investment + Previous Perks

$10,000+
Quarterly Video Conference with the Founders for the First 2 Quarters After Launch.

$25,000+
Receive 1% of the Net Profits in Month 1 After the Official Launch + Previous Perks

see less

8 We filed a comprehensive patent application to protect some aspects of our technology platform, and we plan to file additional applications over time for defensive purposes.

bars & clubs food tech artificial intelligence

Our Ambition

We want to enable physical merchants to win against e-commerce while becoming the natural go-to transaction vehicle for consumers. By decreasing reliance on online shopping and the environmental impact of e-commerce, we can help local communities thrive by bringing back local shopping.

The_Evolution_of_POS.pdf

gotyme.us

Tyme to Fix L-Commerce

Local Commerce (L-Commerce) needs help to compete with E-Commerce.

You have probably heard many claims about revolutionizing commerce. We did a bit of that at Revel Systems, a company that remains a leader in Point of Sale by working with both some of the largest enterprise chains and tens of thousands of small and midsize businesses. We know what it takes to build, deploy, and support a new technology platform, and we believe that we can reinvent mobile commerce by decentralizing the shopping process and leveraging consumer mobile phones in new ways.

Tyme Commerce plans to customize the shopping experience for both merchants and consumers, reduce omnichannel technology fragmentation, enable consumers to transact on their own terms, and give Brick & Mortar merchants an advanced technology platform to once again compete effectively against Online Commerce. Additionally, we plan to deploy a universal Loyalty platform built on Blockchain.


tyme
Legacy Systems
Cloud Point-Of-Sale
Intuitive, Personalized, Self-Service

Convergence of Commerce and Data

We plan to build Tyme Commerce as a hybrid commerce & data company. We expect that Tyme Commerce will initially plug into the existing point of sale infrastructure of SMBs and Enterprises and help them run better, faster, and more profitably. For example, merchants could have the power to drive traffic into their stores during slow times by offering higher loyalty incentives priced in cryptographic tokens. Plus, lines in stores have overworked cashiers and may become obsolete as consumers buy and pay using their phones and the merchant is just left with filling the orders. So Tyme Commerce is starting out by being a commerce company.

But we also expect to increasingly become a data company. Imagine if merchants and supply chain vendors could receive real-time information about product demand and consumer preferences - what would that data be worth to the industry? And imagine if the consumers could purchase their favorite food and retail items locally, using variable pricing, while maximizing their rewards, helping local merchants in their own communities, and decreasing the carbon footprint and ecological impact of long-distance commerce. We believe that the value of this data and the benefit to the industry could eventually exceed the revenue from pure commerce.


API Layer
Omni-commerce Layer
Commerce Platform
Consumer-initiated platform for ordering
Dynamic, Interactive Customized Interface
Loyalty Data and Programs
tyme organic programs (direct/white labeled)
Third party program
Rewards/Loyalty Across Platform
Table Order & Pay
Other Omni Offerings
Data Management and Analytics Layer
Consumer Profiles/Data
Create/update/sync
Predict/track shopping behavior
Merchant Profiles
Structure/organize SKU data
Create/update sales records
Track/predict inventory
Dynamic pricing
Vendor Profiles
Track/update products and pricing
Predict product supply and demand
Suggest pricing
Loyalty Data
Deliveries Data
Reservations Data
Other Omnichannel Data
Consumers/Mobile Phone
Merchants Interface
API Layer

Meet Emily: Your AI Commerce Assistant

Emily, your personalized AI assistant, will learn about your likes and dislikes and will customize your experience at restaurants and retail stores. Emily will automatically choose your favorite coffee, skip the mayonnaise, find that rye bread you crave on Sunday nights, and help expedite the ordering process whether you're dining in, picking food up, or waiting for a delivery.

Are you seeking a low-carb diet to manage your weight? Do you only eat organic foods? Are you a chocolate lover? Are blue shirts your favorite? Do you prefer Chevron or Shell gasoline and you are OK driving another 5 minutes to save $5 when you refill your gas tank?

You could tell Emily to find those preferences for you, but you don't have to - Emily will learn those preferences and will find them for you seamlessly without you having to even think about them, helping you find a shorter line, a cheaper price, and a restaurant where you will enjoy yourself more.


Tommy Merlon
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TymeCash: Deploying Blockchain and Cryptographic Tokens

We believe that Blockchain and cryptographic tokens will play an integral part within the Tyme Commerce platform. As an enabling component of the Tyme Commerce business model, we expect to deploy a cryptographic token using a Blockchain platform layer.

The cryptographic token will be denoted "TymeCash" or "TymeCash Units" or "TCUs." We anticipate that TymeCash cryptographic tokens could serve as a currency for products, services, and data, and could act as a loyalty mechanism to incentivize consumer and merchant adoption.

The Tyme Commerce platform will facilitate consumer purchases from merchants and transactions among other entities operating on the Tyme Commerce platform, and such transactions could be priced in TymeCash or may generate credits or debits denominated in TymeCash. In other words, we expect that TymeCash could act as both a loyalty and incentive mechanism and as a currency that can be used to pay for transactions within the Tyme Commerce platforms. Dynamic pricing and variable incentives may be easily adjusted using TymeCash based on AI rules and real-time marketplace data. For more information about our thoughts on TymeCash and Blockchain, please read our white paper.

Let's Fix Commerce Together

Dear Investors,

We think we can fund Tyme Commerce pretty quickly through a traditional Venture Capital or Private Equity firm, but we want this company to be different from the beginning. Consequently, we're looking to the consumers and merchants who may benefit from the deployment of Tyme Commerce, and we are inviting you to consider participating in this Wefunder campaign.

Excited? So are we! Join us on this trip and help us revolutionize commerce!

/ Bobby and Marius /

There are 6.2M Brick and Mortar Establishments in the U.S.

We estimated the Total Available Market (TAM) of commerce in two ways.

We first looked at the TAM by evaluating how many credit card, debit card, and mobile wallet transactions involve physical merchants in the U.S. using estimates from the 2012 Federal Reserve Payments Study. We estimated the total possible transaction volume to be over $4T a year.

With a commission range of 1.25%-3% per transaction, we estimate that the Commerce transaction TAM in the U.S. is over $50B. If Tyme Commerce were to reach 1% in market share in this TAM, our annual revenue could exceed $500M.

We also computed this TAM by estimating that there are approximately 6.2M brick and mortar establishments in the US based on data from the US Census Bureau 2011 Report (released in December 2013). Using assumptions about the number of transactions and average transaction size for each establishment segment, coupled with a commission of 1.25%+ for Tyme Commerce, we independently estimated the US transactional commerce TAM at $46B+. A 1% market share in this TAM could result in $460M+ in annual revenue.

We believe that the value of data can exceed the value of pure transactional revenue for Tyme Commerce in the long term. Consider also that the TAM estimates above only encompass the United States, while Tyme Commerce plans to deploy its platform internationally. The TAM for Tyme Commerce is indeed large and the revenue potential is significant.

Meet the Founders



Bobby Marhamat

Co-Founder & CEO

Business creator & scaler. Created, grew, and advised 25+ Startups to Scalability & Exit



Marius Domokos

Co-Founder

Deep experience helping companies with scaling, legal/regulatory compliance and global operations

Interview

− COLLAPSE ALL

WF: What Problem Are You Solving?

TC: Physical commerce is broken. On the merchant front, technology evolved from legacy point-of-sale systems, to tablet-based systems connected to the cloud, to the birth of a range of delivery companies, to numerous wallets coupled with traditional payment methods. On the consumer side, technology evolved from a world of cash and checks, to credit and debit cards, to the birth of different mobile payment platforms and an incoherent and fragmented delivery ecosystem.

WF: What Does Your Technology Stack Look Like?

TC: When fully deployed, the Tyme Commerce technology stack would include an omnichannel layer, a data management and analytics layer, an API layer, and a blockchain layer. These layers would work together to facilitate commerce transactions between consumers and merchants. The commerce transactions may also involve payment processors to the extent that payment methods include credit cards, debit cards, card-based electronic wallets, or other conventional payment instruments.

WF: How Far Along Is The Product?

TC: We designed the framework for the platform (please see the pitch deck for a deeper discussion) and we filed a comprehensive patent application that spans various aspects of the Tyme Commerce platform (100+ pages). A first prototype of UI has been completed, and we expect the technology will be ready for the first commercial deployment by December 2018.

WF: How big is the market?

TC: It is hard to determine a total addressable market (TAM) for the Tyme Commerce platform given the fact that it could reach in so many directions, from conducting sales transactions, to handling loyalty for both consumers and merchants, to processing payments via credit cards and cryptocurrencies, to acting as a peer-to-peer money transfer agent between consumers and/or businesses, to holding and monetizing a large dataset of commerce data (including collecting, processing, buying and selling data priced in TymeCash), to helping merchants optimize their supply chains, to helping vendors predict demand and optimizing their distribution networks, and so on. So in effect, if and when fully deployed, the Tyme Commerce platform could touch most areas of commerce, both in the physical world and online.

Additionally, if the Tyme Commerce platform is fully deployed, a number of antiquated technologies could be retired within the consumer and merchant segments. This means that the space of commerce technology providers may also be altered, with some technologies across the omnichannel chain being disintermediated, which could lead to improved economics for merchants and lower prices for consumers while also rewarding Tyme Commerce in the process.

For practical reasons, as a first step in approximating a TAM, we could look at the market size and use of mobile wallets, debit cards and credits cards to get an idea of what the TAM for Tyme Commerce would look like. There are approximately 250M+ mobile wallet transactions in the United States (and growing) annually. 250M+ transactions amount to about $9.4B in dollar volume on an annual basis. Average transaction rates for mobile wallet transactions range from 1.25% to 3% of the transaction value. If we look at debit cards, there are about 47B+ transactions processing annually in the United States. This amounts to about $1.8T+ in dollar volume being processed annually. On the credit card side, there are about 23B+ transactions amounting to about $2.2T+ in processing volume annually. Even if we assume landing at the minimal commission dollar volume of these transactions, this amounts to over $50B in TAM. Tyme Commerce would obviously not aspire to run all of those transactions, but even a fraction of that US TAM, plus the corresponding TAM abroad, could make Tyme Commerce a large global company with a global B2B, B2C and C2C ecosystem.

WF: Who are your competitors? How are you different?

TC: As discussed, the world of commerce technology is currently fragmented on both the consumer side and on the merchant side. An analysis of the commerce ecosystem suggests that there are many solutions that facilitate consumer and merchant transactions, but do not fully solve the problems that exist in physical commerce. A data point supporting this conclusion is that the brick and mortar world continues to struggle and lose market share against online commerce. On the one side, in-store Point of Sale companies like Toast, Lightspeed or Square allow consumers to transact while engaging with a cashier and usually waiting in line for a period of time. On the other side, there are a number of delivery companies that could theoretically alleviate some of the in-store issues, but consumers are confused by their choices while merchants have to juggle multiple apps. Companies like Doordash, Seamless, and Postmates are fighting for market share, while consumers are fighting for simplicity. Both the merchant and consumer experiences are suboptimal. If fully deployed, the Tyme Commerce platform would create a consistent, aggregated customer experience by allowing consumers to transact when and where they want, while improving the merchants' economics and operations, whether the orders are for in-store consumption, pickup or delivery.

If fully deployed, the Tyme Commerce platform would also create an ecosystem that would allow local merchants (retail) to finally compete and win against Amazon by providing consumers with access to real-time merchant inventories in the immediate geographical area, to purchase something for quick delivery or pick up. This could allow Tyme Commerce to reinvent local commerce, generate local economic activity, decrease long distance transportation and the corresponding global pollution generated by online purchases, decrease pollution and recycling demands caused by packaging materials from online deliveries, and hopefully contribute to the rebirth of neighborhood stores and local communities built around brick and mortar shopping.

We do not believe that there is currently any effective competition along the lines that we envision for Tyme Commerce that creates a simple and elegant way for consumers to transact while providing to merchants the ability to build engaging customer experiences around their own brands.

WF: Did you say you had a patent pending?

TC: Yes, On January 25, 2018 (EST), the founders filed a patent application with the United States Patents and Trademarks Office, serial number 15/879,445, and titled "Omnichannel Commerce Platform with Integrated Mobile Shopping Platform, Online Shopping Platform, Commerce Data and Blockchain Layer." As filed, the application included 108 pages. 8 drawings and 20 claims. The application was written with the intention that it would serve as a parent application for multiple patent families, where each family would focus on various aspects of the platform, and where individual applications within families would focus on specific inventive aspects.

WF: Can I see your technology flow?

TC: Please contact us to discuss the platform architecture in more detail. We are also planning to release a whitepaper shortly with a more comprehensive description of the technology and transaction flow.

WF: What does the omnichannel layer look like?

TC: The omnichannel layer would include a mobile app shopping platform designed to interact with mobile apps running on consumer mobile devices, such as mobile phones, tablets or other electronic devices. The mobile app shopping platform could provide a customized shopping experience for each consumer, which is based on the branding and user experience that the merchant desires to project to customers. The user experience could be further customized based on information received by the mobile app shopping platform from the data management and analytics layer or from the mobile app itself. For example, the shopping environment displayed to a consumer on a mobile phone for a restaurant may include the restaurant's standard logo and general look and feel of the merchant's website, but the order of the food items could be customized based on information known about the consumer (e.g., present first vegetarian means for a consumer who typically orders vegetarian meals), the modifiers for specific meals could be adjusted based on known customer preferences (e.g., deselect tomato add- ons for a consumer who typically avoids tomatoes), specific colors or font sizes could be adjusted for a consumer who tends to prefer certain graphical user interface (GUI) characteristics, and so on. In general, the mobile app shopping platform would seek to use information available about each consumer to provide a customized shopping environment for that consumer that balances the merchant's branding with the consumer's preferences.

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RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Tyme Commerce, Inc. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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